[LOGO]

                                                              EXHIBIT A
                                                              ---------

                                                              September 22, 2000


BY FACSIMILE (315) 829-4384
---------------------------
John J. Signorelli, President
Board of Directors
Mid-State Raceway, Inc.
P.O. Box 860
Vernon, NY 13476-0860

Dear John and Board Members:

The purpose of this letter is to advise you that Urbach Kahn & Werlin LLP will no longer serve as independent auditors for Mid-State Raceway, Inc. or provide future professional services for the period after December 31, 1999.

We understand our responsibilities under professional standards and intend to comply with such standards.

We are also enclosing a confirmation letter regarding this resignation, which we're required to send to the Securities and Exchange Commission.

Please be advised that an 8K filing by the Company will be required as a result of our resignation, and we will also need to provide you with a confirmation of certain representations you need to include in that filing.

We thank Mid-State Raceway, Inc. for the years of service.

                                                    Very truly yours,

                                                    URBACH KAHN & WERLIN LLP

                                                    /s/ RICHARD G. KOTLOW, CPA
                                                    ----------------------------
                                                    Richard G. Kotlow, CPA
                                                    Partner


RGK:lsy
Enclosure
mid-state.915

               66 State Street, Suite 200, Albany, NY 12207-2595
                        (518) 449-3171 FAX (518) 449-7833

           An Independent Member of Urbach Hacker Young International

[LOGO]

                                                              EXHIBIT A, Cont.
                                                              ----------------


                                                              September 22, 2000

John J. Signorelli, President
Board of Directors
Mid-State Raceway, Inc.
P.O. Box 860
Vernon, NY 13476-0860

Dear Mr. Signorelli:

This is to confirm that the client-auditor relationship between Mid-State Raceway, Inc. (Commiss on File Number 0-1607) and Urbach Kahn & Werlin LLP has ceased.


                                                    Very truly yours,

                                                    URBACH KAHN & WERLIN LLP

                                                    /s/ RICHARD G. KOTLOW, CPA
                                                    ----------------------------
                                                    Richard G. Kotlow, CPA
                                                    Partner


RGK:lsy
Copy: By Facsimile (202) 942-9656
      ---------------------------
      Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 9-5
      450 Fifth Street, N.W.
      Washington, DC 20549


               66 State Street, Suite 200, Albany, NY 12207-2595
                        (518) 449-3171 FAX (518) 449-7833

           An Independent Member of Urbach Hacker Young International